                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                                 NETMANAGE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per the Securities Exchange Act of 1934 Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:

        (1)    Aggregate number of securities to which transaction applies:

        (2) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (3)    Proposed maximum aggregate value of transaction:

        (4)    Total fee paid:

               Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:

        (2)    Form, Schedule or Registration Statement No.:

        (3)    Filing Party:

        (4)    Date Filed:

                                NETMANAGE, INC.
                         10725 NORTH DE ANZA BOULEVARD
                          CUPERTINO, CALIFORNIA 95014
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 22, 2001

TO THE STOCKHOLDERS OF NETMANAGE, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of NetManage, Inc., a Delaware corporation (the "Company"), will be held on Monday, October 22, 2001 at 9:00 a.m., local time, at the Company's corporate offices at 10725 North De Anza Boulevard, Cupertino, California 95014 for the following purposes:

          1. To consider and act upon a proposed amendment to the Company's Certificate of Incorporation to effect a one-for-five reverse stock split of the Company's outstanding common stock (the "Reverse Stock Split"). If the Reverse Stock Split is implemented, every five shares of your common stock outstanding will be exchanged for one share of common stock.

          2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on August 27, 2001 as the record date. Only stockholders of record at the close of business on August 27, 2001 will be entitled to notice of, and to vote at, the Special Meeting. The Reverse Stock Split proposal is more fully described in the accompanying Proxy Statement, which forms part of this Notice, and should be read carefully by all stockholders.

                                          By Order of the Board of Directors

                                          /s/ Michael Peckham
                                          MICHAEL R. PECKHAM
                                          Senior Vice President,
                                          Chief Financial
                                          Officer and Secretary
Cupertino, California
September 24, 2001

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                NETMANAGE, INC.
                         10725 NORTH DE ANZA BOULEVARD
                          CUPERTINO, CALIFORNIA 95014
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                      FOR SPECIAL MEETING OF STOCKHOLDERS
                                OCTOBER 22, 2001

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of NetManage, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders of the Company to be held on Monday, October 22, 2001 at 9:00 a.m., local time (the "Special Meeting") or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the offices of the Company at 10725 North De Anza Boulevard, Cupertino, California 95014. This proxy statement and the accompanying proxy card are first being mailed to all stockholders entitled to vote at the Special Meeting on or about September 24, 2001.

VOTING RIGHTS AND OUTSTANDING SHARES

     The specific matters to be considered and acted upon at the Special Meeting are; (a) a proposed amendment to the Company's Certificate of Incorporation to effect a one-for-five reverse stock split of the Company's outstanding common stock (the "Reverse Stock Split"); and (b) such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. Stockholders of record at the close of business on August 27, 2001 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting. The Company has one series of common shares outstanding, designated common stock, par value $0.01 per share (the "Common Stock"). At the close of business on the Record Date, the Company had outstanding and entitled to vote 65,047,296 shares of Common Stock.

     Each holder of record of Common Stock at the close of business on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting. The stock transfer books of the Company will remain open between the Record Date and the date of the Special Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at the Special Meeting and, for a period of ten days prior to the Special Meeting, during regular business hours at the offices of the Company. All votes cast at the Special Meeting, in person or by proxy, will be tabulated by the Inspector of Elections appointed for the Special Meeting (the "Inspector") who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

     As of the Record Date, the directors and executive officers of the Company as a group beneficially owned 11,457,298 shares (approximately 17.61% of the outstanding Common Stock) and have indicated their intention to vote all of their shares over which they have voting control in favor of the proposals described herein and in the accompanying Notice of Special Meeting.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A stockholder may revoke a proxy by;
(a) filing with the Secretary of the Company at the Company's principal executive office, 10725 North De Anza Boulevard, Cupertino, California 95014, a written notice of revocation or a duly executed proxy bearing a later date, or
(b) attending the Special Meeting and informing the Secretary in writing that such stockholder wishes to vote in person or by voting in person at the Special Meeting. Attendance at the Special Meeting will not, by itself, revoke a proxy.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's Common Stock, beneficially owned by others, to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to these individuals for those services, but they may be reimbursed for their out-of-pocket expenses.

QUORUM; ABSTENTIONS; BROKER NON-VOTES; APPROVAL

     The representation in person or by proxy of at least a majority of the shares entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business. Votes cast by proxy or in person at the Special Meeting will be tabulated by the Inspector, who will be an employee of NetManage, Inc. The Inspector will also determine whether or not a quorum is present. Votes which contain one or more abstentions or "broker non-votes" are counted as present or represented for the purposes of determining the presence or absence of a quorum for the Special Meeting. A "broker non-vote" occurs when a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter and has not received instructions from the beneficial owner.

     With respect to the proposal to amend the Company's Certificate of Incorporation, an affirmative vote of a majority of the Company's outstanding shares of Common Stock entitled to vote is required for approval. Both abstentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote.

     When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the amendment to the Company's Certificate of Amendment to effect the Reverse Stock Split.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 2002 Annual Meeting of Stockholders (the "2002 Annual Meeting") must be received by the Secretary of the Company at its principal executive offices, 10725 North De Anza Boulevard, Cupertino, California 95014, no later than December 24, 2001 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to the 2002 Annual Meeting.

     If a stockholder intends to submit a proposal at the 2002 Annual Meeting of Stockholders which is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no later that March 30, 2002, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's Annual Meeting in 2002.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of August 27, 2001 by; (a) each director of the Company, (b) each of the Named Executive Officers, (c) all executive officers and directors of the Company as a group, and (d) all those known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock. Except as otherwise indicated below, the information as to each person has been furnished by such person, and each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person, except as otherwise indicated and subject to community property laws where applicable.

         SECURITY OWNERSHIP OR CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                        BENEFICIAL OWNERSHIP
                                                      -------------------------
                                                        NUMBER        PERCENT
                  BENEFICIAL OWNER                    OF SHARES     TOTAL(%)(1)
                  ----------------                    ----------    -----------
Zvi Alon(2).........................................  10,052,036       15.45%
John Bosch(3).......................................      43,911           *
David Desjardins(4).................................      62,470           *
Uzia Galil(5).......................................     555,112           *
Shelley Harrison(6).................................      40,830           *
Peter Havart-Simkin(7)..............................     118,229           *
D. Patrick Linehan(8)...............................     334,455           *
Darrell Miller(9)...................................      23,353           *
Abraham Ostrovsky(10)...............................      86,069           *
Michael R. Peckham(11)..............................      96,314           *
All executive officers and directors as a group (16
  Persons)(12)......................................  11,457,298       17.61%

             OTHER 5% BENEFICIAL OWNERS
             --------------------------
LeRoy C. Kopp(13)...................................   4,488,656        6.90%
Kopp Holding Company
Kopp Investment Advisors
  7701 France Avenue South, Suite 500
  Edina, Minnesota 55435
Dimensional Fund Advisors I(14).....................   3,327,059        5.12%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401

---------------
  *  Less than 1%.

 (1) Based on 65,047,296 shares of Common Stock outstanding as of August 27,
     2001.

 (2) Includes (i) 9,433,204 shares held by the Zvi and Ruth Alon Living Trust (the "Living Trust") and (ii) 38,000 shares held by the Zvi Alon Family Foundation (the "Foundation"). Mr. Alon and his wife, Ruth Alon, are the trustees of the Living Trust and the Foundation. Excludes 990,500 shares held by the Zvi and Ruth Alon 1993 Children's Trust (the "Children's Trust"). Also includes 580,832 shares issuable upon exercise of options that are exercisable within 60 days of August 27, 2001.

 (3) Includes 1000 shares held by Mr. Bosch's spouse. Mr. Bosch disclaims beneficial ownership of these Shares. Also includes 42,911 shares issuable upon exercise of options that are exercisable within 60 days of August 27, 2001.

 (4) Includes 37,916 shares issuable upon exercise of options that are exercisable within 60 days of August 27, 2001.

 (5) Includes 500,000 shares owned by Uzia and Ella Galil. Also includes 55,112 shares issuable upon exercise of options that are exercisable within 60 days of August 27, 2001.

 (6) Includes 40,830 shares issuable upon exercise of options that are exercisable within 60 days of August 27, 2001.

 (7) Includes 118,229 shares issued upon exercise of options that are exercisable within 60 days of August 27, 2001.

 (8) Includes 296,947 shares issuable upon exercise of options that are exercisable within 60 days of August 27, 2001. Mr. Linehan left the Company in July 2001.

 (9) Includes 23,353 shares issuable upon exercise of options that are exercisable within 60 days of August 27, 2001.

(10) Includes 36,069 shares issuable upon exercise of options that are exercisable within 60 days of August 27, 2001.

(11) Includes 96,314 shares issued upon exercise of options that are exercisable within 60 days of August 27, 2001.

(12) Includes 1, 328,513 shares issued upon exercise of options that are exercisable within 60 days of August 27, 2001 as specified in footnotes 2 to 13, and 44,519 shares that are exercisable within 60 days of August 27, 2001 by other executive officers.

(13) Based on Amendment No. 3 to Schedule 13G dated January 30, 2001 filed by such persons as a group: (i) Kopp Investment Advisors, Inc. ("KIA") beneficially owns 2,902,656 shares, has sole voting power with respect to 1,030,000 shares, has sole dispositive power with respect to 800,000 shares and has shared dispositive power with respect to 2,102,656 shares; (ii) Kopp Holding Company ("KHC") beneficially owns the 2,902,656 that are beneficially owned by KIA, a wholly-owned subsidiary of KHC, but does not have sole or shared voting or dispositive power with respect to any of the shares; and (iii) LeRoy C. Kopp, who holds all of the outstanding capital stock of KHC, beneficially owns and has sole voting and dispositive power with respect to 1,586,000 shares. In addition, included in such Amendment;
     (i) item 4 provides that KIA, KHC, and LeRoy C. Kopp disclaim beneficial ownership of the 4,488,656 shares; and (ii) item 6 provides that 2,102,656 of such shares are held in a fiduciary or representative capacity and neither KIA, KHC or LeRoy C. Kopp has the right to receive, or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares.

(14) Based on schedule 13G dated February 7, 2001 filed by such person.

                MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

      AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A
         REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK

GENERAL

     The Board of Directors of the Company has unanimously approved and recommends the proposal to amend the Company's Certificate of Incorporation (the "Certificate of Incorporation") to effect a Reverse Stock Split. The text of the proposed amendment to the Certificate of Incorporation to effect a Reverse Stock Split is attached hereto as Exhibit A (the "Reverse Stock Split Amendment").

     If the Reverse Stock Split is approved, the Board of Directors will have the authority, without further stockholder approval, to effect the Reverse Stock Split, pursuant to which each of the Company's presently outstanding shares of Common Stock would be exchanged for new shares of Common Stock at an exchange ratio of one new share for every five old shares. The Board of Directors would also have the authority to determine the exact timing of the Reverse Stock Split. The timing of the Reverse Stock Split will be determined in the judgment of the Board of Directors, with the intention of maximizing the Company's ability to remain in compliance with the continued listing maintenance requirements of the Nasdaq National Market and the other intended benefits of the Reverse Stock Split to stockholders and the Company. See the information below under the caption "Background and Reasons for the Reverse Stock Split."

     The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, not to proceed with the Reverse Stock Split if at any time prior to filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware (the "Effective Date"), the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Stock Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Common

Stock, business and transactional developments, and the Company's actual and projected financial performance.

     If the Reverse Stock Split Amendment is approved by the stockholders of the Company, and the Board of Directors still believes that the Reverse Stock Split is in the best interest of the stockholders, the Company will file the Reverse Stock Split Amendment with the Secretary of State of Delaware. The Reverse Stock Split will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of the State of Delaware.

          BACKGROUND AND REASONS FOR THE REVERSE STOCK SPLIT PROPOSAL

     The primary purpose of the Reverse Stock Split is to increase the market price of the Common Stock above the minimum bid requirement of $1.00 per share required by The Nasdaq Stock Market, Inc. ("Nasdaq"). The Common Stock is quoted on the Nasdaq National Market. In order for the Common Stock to continue to be quoted thereon, the Company is required to continue to comply with various listing maintenance standards established by Nasdaq, which are described below. Among other requirements, the Company is required to maintain a minimum bid price for its Common Stock of at least $1.00 per share.

     Under Nasdaq's listing maintenance standards, if the closing bid price of the Common Stock is under $1.00 per share for 30 consecutive trading days, and does not thereafter regain compliance for a minimum of ten consecutive trading days during the ninety calendar days following notification by Nasdaq, Nasdaq may delist the Common Stock from trading on the Nasdaq National Market.

     The Company received a letter, dated June 5, 2001, from the staff of Nasdaq (the "Staff") advising the Company that the bid price for its Common Stock had been below $1.00 per share for a period of thirty consecutive days. The Staff further advised the Company that it would be given a period of ninety days within which to comply with the minimum bid price requirement in order to maintain its listing on the Nasdaq National Market. On August 27, 2001, the last reported sale price of the Common Stock on the Nasdaq National Market was $0.54 per share. At no time since June 5, 2001, has the closing bid price of the Common Stock been over $1.00.

     The Company received a second letter, dated September 10, 2001, from the Staff advising the Company that its Common Stock would be delisted. The Company requested an appeal hearing from Nasdaq on September 14, 2001.

     The Company believes that maintaining the listing of its Common Stock on the Nasdaq National Market is in the best interest of the Company and its stockholders. If the Reverse Stock Split is not approved by the stockholders, and the closing bid price of the Company's Common Stock does not rise above $1.00, it is likely that the Company's Common Stock will cease to be listed and traded on the Nasdaq National Market.

     A delisting of the Company's Common Stock from the Nasdaq National Market or further declines in the market price of the Common Stock could impair the Company's ability to raise capital through equity or debt financings. Continued listing of the Common Stock on the Nasdaq National Market may enhance the Company's access to capital and increase the Company's flexibility in responding to anticipated capital requirements. The Company believes that prospective investors will view an investment in the Company favorably if its shares of Common Stock continue to be listed on the Nasdaq National Market.

     The Company also believes that the current per share price level of the Common Stock has reduced the marketability of the Company's Common Stock because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Certain investors view low-priced stock as speculative and unattractive. The Company believes that many investment funds are prohibited from or reluctant to invest in lower priced stocks. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from trading in low-priced stock. Such policies and practices pertain to the payment of broker commissions and to time-consuming policies and procedures that make the trading of low-priced stocks unattractive to brokers from an economic standpoint.

     Brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher-priced stock. Therefore, the current price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Common Stock at its current low share price.

     In addition, firms that currently make a market for our Common Stock could discontinue that role. Many analysts will not provide research on companies whose stock trades below certain price levels or that trades on the "pink sheets" or on regional exchanges.

     If the Common Stock is not listed on the Nasdaq National Market and the trading price of the Common Stock were to remain below $1.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Exchange Act of 1934 (the "Exchange Act") which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, a non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). In such event, the additional burdens imposed upon broker-dealers to effect transactions in the Common Stock could inhibit brokers from trading in the Common Stock and further limit the market liquidity of the Common Stock and the ability of investors to trade the Common Stock.

     The Company believes, but cannot assure you, that a Reverse Stock Split will enable the Common Stock to trade above the $1.00 minimum bid price established by the Nasdaq listing requirements for continued listing on the Nasdaq National Market and to satisfy the minimum bid price requirement for at least ten consecutive trading days thereafter.

     In addition to the $1.00 minimum bid price per share requirement described above, the continued listing of the Common Stock on the Nasdaq National Market is subject to the continued compliance with other quantitative and qualitative maintenance requirements set forth in the Nasdaq National Market listing requirements. In particular, the Nasdaq National Market listing requirements, under Maintenance Standard 1, requires that a company currently included in the Nasdaq National Market meet each of the following standards to maintain its continued listing: (1) through October 31, 2002, net tangible assets of $4,000,000; (2) as of November 1, 2002, stockholders equity of $10,000,000; (3)
a public float of 750,000 shares; (4) a market value of public float of $5,000,000; (5) a minimum bid price of $1.00 per share; (6) 400 round lot shareholders; (7) two registered, active market makers; and (8) compliance with Nasdaq corporate governance rules.

     Although the Company believes that it will meet each of these requirements as of the first full trading day after the Effective Date, there can be no assurance that this will be the case or that other factors will not cause the Company to fail to meet these requirements. The share price of the Common Stock is also based on the Company's performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the price of the Common Stock after the Reverse Stock Split would actually increase in an amount proportionate to the decrease in the number of outstanding shares or that the price will remain over the $1.00 requirement for any period after the Reverse Stock Split. If the Reverse Stock Split is effected and the market price of the Company's Common Stock declines, the decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, liquidity of the Company's Common Stock will be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

     In the event that the Company is unable to satisfy the requirements for continued listing on the Nasdaq National Market and the Common Stock is delisted, trading of the Common Stock would likely be conducted only in the over-the-counter market, on the "pink sheets", on regional exchanges or not at all. This may have a negative impact on the liquidity and price of the Common Stock and investors may find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of the Common Stock.

     By decreasing the number of outstanding shares of Common Stock, the Reverse Stock Split will increase the number of shares of the Company's Common Stock available for future issuance. The Company's Certificate of Incorporation currently authorizes the issuance of up to 125,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of the Record Date, the Company had 65,047,296 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. The authorized number of Common Stock and Preferred Stock set forth above will not be affected by the Reverse Stock Split and accordingly, if approved by the stockholders, the Reverse Stock Split will increase the number of shares of Common Stock available for future issuance.

     Although the increased number of authorized but unissued shares of Common Stock could be used for a variety of purposes including for acquisitions or business combinations, there are no currently contemplated acquisitions or business combinations. The availability of additional authorized shares will also allow the Board to issue shares for financing purposes, if appropriate opportunities arise, without further action by stockholders or the time delay involved in obtaining stockholder approval (except if approval is otherwise required by applicable law or stock exchange or over-the-counter market regulations). The issuance of additional shares will cause the ownership interest of the holders of the Company's Common Stock to be diluted, possibly substantially. Finally, the increased number of authorized but unissued shares of Common Stock could have an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the our Certificate of Incorporation or By-laws.

     The Company cannot assure you that the Reverse Stock Split will have the desired consequences or that the Company will be successful in its appeal hearing with Nasdaq. There can be no assurance that after the Reverse Stock Split the market price of the Common Stock will not decrease to its pre-split level or that the market capitalization of the Company after the proposed Reverse Stock Split will be equal to the market capitalization before the proposed Reverse Stock Split. We cannot assure you that after the Reverse Stock Split our Common Stock will not be delisted from the Nasdaq National Market.

         CERTAIN OTHER EFFECTS OF THE REVERSE STOCK SPLIT PROPOSAL; NO
             FRACTIONAL SHARES; AND EXCHANGE OF STOCK CERTIFICATES

     The combination and reclassification of shares of Common Stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of stockholders of the Company and without regard to the date on which certificates evidencing shares of Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates. As of the Effective Date, five shares of pre-split Common Stock will be converted and reclassified into one share of post-split Common Stock. For example, a holder of 600 shares immediately prior to the Effective Date would hold 120 shares after the Effective Date.

     Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split, but instead, the Company will pay each holder of a fractional interest an amount in cash equal to the value of such fractional interest upon the surrender to the Exchange Agent of certificates representing such shares. The cash payment will be equal to the fraction to which the stockholder otherwise would be entitled, multiplied by the average closing sale prices of old shares (as adjusted to reflect the reverse split) for the 20 trading days immediately before the Effective Date, as officially reported by the Nasdaq National Market. If such price or prices are not available, the fractional shares payment will be based on the average of the last bid and ask prices of old shares for such days, in each case as officially reported by the Nasdaq National Market, or other such process as determined by the Board of Directors. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefore described herein. Because the Company does not know the numbers of the shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, the Company cannot predict with certainty the number of fractional shares that will result from the reverse split or the total amount it will be required to pay for the fractional share interests.

     Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each jurisdiction within the time permitted. Thereafter, stockholders otherwise entitled to receive such funds will have to obtain them directly from the state to which they were paid.

     Except for changes due to the Company's purchase of fractional shares, the Reverse Stock Split will affect all of the Company's stockholders uniformly and will not change the proportionate equity interests of the Company's stockholders nor will the respective voting or other rights of stockholders be altered. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. Each share of the Common Stock resulting from the Reverse Stock Split will entitle the holder thereof to one vote per share and will be identical to the outstanding Common Stock immediately prior to the Effective Date. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act.

     After the Effective Date, each stockholder will own a reduced number of shares of Common Stock but will hold the same percentage of the outstanding shares (subject to adjustments for fractional interests resulting from the Reverse Stock Split) as such stockholders held prior to the consummation of the split. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, and the per share exercise or conversion prices, thereof, will be adjusted appropriately to account for the Reverse Stock Split in accordance with their terms as of the Effective Date. In addition, the pool of shares available for grant under the Company's Stock Option Plan, as amended and available for issuance under the Company's Employee Stock Purchase Plan, the Directors Plan, and the Non-Qualified Stock Option Plan will be proportionately reduced to account for the Reverse Stock Split.

     The Reverse Stock Split may also result in some stockholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the Reverse Sock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

     Following the Reverse Stock Split, the par value of the Common Stock will remain $0.01 per share. As a consequence, the aggregate par value of the outstanding Common Stock, the stated capital and paid in capital will change. The Reverse Stock Split will not affect the Company's total stockholders' equity. All shares and per share information will be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

     Based on the 65,047,296 shares of Common Stock outstanding as of August 27, 2001, the approximate number of shares of Common Stock that would be outstanding as a result of the Reverse Stock Split based on the exchange ratio included in the Reverse Stock Split proposal is 13,009,459.

     As soon as practical, after the Effective Date, transmittal forms will be mailed to each holder of record of shares of Common Stock, to be used in forwarding such holder's stock certificates for surrender and exchange for certificates evidencing the number of shares of Common Stock such stockholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates evidencing shares of Common Stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates evidencing the whole number of shares of Common Stock to which such stockholder is entitled as a result of the Reverse Stock Split. Stockholders will not be required to pay any transfer fee or other fee in connection with the exchange of certificates. In addition, the Company will make the cash payment described above to holders of fractional shares at this time.

       STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD
             NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

                             NO DISSENTER'S RIGHTS

     In connection with the approval of the Reverse Stock Split Amendment and the consummation of the Reverse Stock Split, dissenting stockholders have no appraisal rights under; (a) Delaware law, (b) the Company's Certificate of Incorporation, or (c) the Company's By-Laws.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof, and any or all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

     This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as holders who do not hold their shares of Common Stock as capital assets within the meaning of Section 1221 of the Code, who are subject to the alternative minimum tax provisions of the Code, who hold their shares as a hedge or as part of a hedging, straddle, conversion or other risk reduction transaction, who are dealers in securities, banks, insurance companies, foreign individuals and entities, financial institutions or tax-exempt organizations, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions ). This discussion also does not address any tax consequences under state, local or foreign laws. STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

     Except as discussed below, a stockholder generally will not recognize a gain or loss by reason of such stockholder's receipt of new shares of Common Stock pursuant to the Reverse Stock Split solely in exchange for shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split. A stockholder's aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split (including any fractional interest) will equal the stockholder's aggregate basis in the Common Stock exchanged therefore and will be allocated among the shares of Common Stock received in the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in the shares of Common Stock held immediately prior to the Reverse Stock Split should consult their own tax advisors to determine their basis in the shares of Common Stock received in exchange therefore in the Reverse Stock Split. A stockholder's holding period in the shares of Common Stock received pursuant to the Reverse Stock Split will include the stockholder's holding period in the shares of Common Stock surrendered in exchange therefore, provided the shares of Common Stock surrendered are held as capital assets at the time of the Reverse Stock Split. A stockholder will recognize a gain or loss on the receipt of cash in lieu of a fractional share of Common Stock issued pursuant to the Reverse Stock Split, measured by the difference between the amount of cash received and such stockholder's adjusted tax basis in the share or shares of Common Stock deemed surrendered in exchange therefore. Any such gain or loss will be a capital gain or loss, provided the shares of Common Stock surrendered are held as capital assets by the stockholder at the time of the Reverse Stock Split, and will be a long-term capital gain or loss if the stockholder's holding period in the shares of Common Stock surrendered is more than one year.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
                        THE REVERSE STOCK SPLIT PROPOSAL

                OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING

     The Board of Directors of the Company knows of no other business that may come before the Special Meeting. However, if any other matters are properly presented to the Special Meeting or any adjournment or postponement thereof, the persons named in the proxies will vote upon them in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

     The following sections, as applicable, of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on April 2, 2001 and Form 10-Q filed with the Securities and Exchange Commission on May 15, 2001 and August 14, 2001 are incorporated by reference into this Proxy Statement; Financial Statements, Management Discussion and Analysis of Financial Condition and Results of Operations, Changes in and Disagreements With Accountants on Accounting and Financial Disclosure, and Quantitative and Qualitative Disclosures about Market Risk. Stockholders entitled to notice of the Special Meeting may obtain copies of these reports, without charge, by writing Michael R. Peckham, Senior Vice President, Chief Financial Officer and Secretary, at the Company's principal executive offices located at 10725 North De Anza Boulevard, Cupertino, California 95014 or by calling the Company at (408) 973-7171.

      WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

                                          By Order of the Board of Directors,

                                          /s/ Michael Peckham
                                          MICHAEL R. PECKHAM
                                          Senior Vice President, Chief Financial
                                          Officer and Secretary

Date: September 24, 2001

                                                                       EXHIBIT A

            CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                               OF NETMANAGE, INC.

     The undersigned, the Chief Executive Officer of NetManage, Inc., a Delaware corporation (the "Corporation") does hereby certify as follows:

     1. The name of the Corporation is NetManage, Inc.

     2. The original Certificate of Incorporation of the Corporation was filed with the Secretary Of State of the State of Delaware on July 23, 1993

     3. The Board of Directors of the Corporation, acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware hereby amends Article IV of the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") as follows:

By adding to the end of Article IV, Paragraph (1) the following:

     Simultaneously with the effective date of this Certificate of Amendment (the "Effective Date"), all issued and outstanding shares of Common Stock ("Existing Common Stock") shall be and hereby are automatically combined and reclassified as follows:

        Each five (5) shares of Existing Common Stock shall be combined and reclassified (the "Reverse Stock Split") as one (1) share of issued and outstanding Common Stock. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split, but instead, the Company will pay each holder of a fractional interest an amount in cash equal to the value of such fractional interest upon the surrender to the Exchange Agent of certificates representing such shares. The cash payment will be equal to the fraction to which the stockholder otherwise would be entitled, multiplied by the average closing sale prices of old shares (as adjusted to reflect the reverse split) for the 20 trading days immediately before the Effective Date, as officially reported by the Nasdaq National Market. If such price or prices are not available, the fractional shares payment will be based on the average of the last bid and ask prices of old shares for such days, in each case as officially reported by the Nasdaq National Market, or other such process as determined by the Board of Directors. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefore described herein.

     4. Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, Zvi Alon and Michael R. Peckham, have signed this Certificate of Amendment as President and Secretary, respectively,
of the Corporation, this      day of             2001.

                                          /s/ Zvi Alon
                                          Zvi Alon, President

                                          /s/ Michael R. Peckham
                                          Michael R. Peckham, Secretary

--------------------------------------------------------------------------------
DETACH HERE
--------------------------------------------------------------------------------
                                      PROXY
                                 NETMANAGE, INC.

                      PROXY SOLICITED BY BOARD OF DIRECTORS
                     FOR SPECIAL MEETING ON OCTOBER 22, 2001

        The undersigned hereby constitutes and appoints Zvi Alon and Michael Peckham, and each of them singly, with full power of substitution, as proxies to vote and act at the NetManage, Inc. 2001 Special Meeting of Stockholders to be held on October 22, 2001 at 9:00 a.m., local time, and at any and all postponements and adjournments thereof (the "Special Meeting"), upon and with respect to the number of shares of the common stock of NetManage, Inc., $0.01 par value per share ("Common Stock"), as to which the undersigned may be entitled to vote or act. THE UNDERSIGNED INSTRUCTS SUCH PROXY HOLDERS, OR THEIR SUBSTITUTES, TO VOTE AT THE SPECIAL MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, AS DESIGNATED ON THE REVERSE SIDE AND TO VOTE, IN THEIR DISCRETION, UPON ALL MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING AND UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING, PROVIDED NETMANAGE, INC. DID NOT KNOW, AS OF A REASONABLE TIME BEFORE THIS SOLICITATION OF PROXIES FOR THE SPECIAL MEETING, SUCH OTHER MATTERS WERE TO BE PRESENTED AT THE SPECIAL MEETING, ALL AS FURTHER DESCRIBED IN THE ACCOMPANYING NOTICE OF 2001 SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT. IF NO DIRECTIONS ARE INDICATED, THE HOLDERS OF THIS PROXY OR THEIR SUBSTITUTES WILL VOTE FOR ITEM 1.

 -------------                                                    -------------
  SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                             SIDE
 -------------                                                    -------------

NetManage, Inc.

Dear Stockholder;

Please take note of the important information enclosed with this proxy card.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach and return it in the enclosed postage paid envelope.

Whether or not you plan to be personally present at the Special Meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised by following the instructions on page two of the accompanying proxy statement. Thank you in advance for your prompt consideration.

Sincerely,

NetManage, Inc.

                                   DETACH HERE
--------------------------------------------------------------------------------
[ ]     PLEASE MARK
        VOTES AS IN
        THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A FOR VOTE ITEM 1.



                                             FOR          AGAINST       ABSTAIN

1.      To approve an amendment to the       [X]            [ ]           [ ]
        Company's Certificate of
        Incorporation to effect a
        reverse stock split of the
        Company's outstanding Common
        Stock whereby one (1) new share
        of common stock will be issued
        in exchange for five (5) shares
        of common stock issued and
        outstanding.

Receipt of the Notice of 2001 Special Meeting of Stockholders and Proxy Statement dated September 24, 2001 relating to the Special Meeting is hereby acknowledged.


MARK HERE FOR ADDRESS CHANGE AND NOTE IMMEDIATELY BELOW


PLEASE MARK, DATE, SIGN AND RETURN.

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. If a corporation, sign in full corporate name by president or authorized officer. If a partnership, sign in partnership name by an authorized person. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Signature: ___________________________________   Date: _________________________

Signature: ___________________________________   Date: _________________________



                                      -14-